UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2010

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2010, the registrant's Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, elected the following persons to the respective executive office positions: Jonathan A.R. Grylls, who has served as the registrant's Chief Operating Officer and as a Director since 1998, was elected as Chief Strategy Officer; and William G. Schmidt, who has served as the registrant's Vice President of Operations since 2001, was elected as Chief Operating Officer.

Professional background information about each elected officer is set forth in the registrant's 2010 Proxy Statement, as filed with the SEC on or about April 14, 2010. A brief description of Mr. Grylls' employment Agreement and severance arrangement is also set forth in that 2010 Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

On June 18, 2010, Dover Saddlery, Inc. issued a press release reporting these management changes and officer elections. A copy of the press release is attached and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The exhibits submitted in this Report are and shall be deemed to be furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The press release attached as Exhbit 99.1 to this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the registrant’s business outlook for fiscal 2010 and prospects for growth. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

June 18, 2010	By:	/s/ Michael W. Bruns

Name: Michael W. Bruns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Exhibit 99.1